UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices, including zip code)

(425) 354-5038

(Registrant’s telephone number, including area code)

AVI BioPharma, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Department of Defense Stop Work Order

On August 2, 2012, Sarepta Therapeutics, Inc. (the “Company”) received a stop-work order from the U.S. Department of Defense (“DoD”) with respect to the Ebola portion of the contract for Advanced Development of Hemorrhagic Fever Virus Therapeutics. The stop-work order stated that the action is being taken due to recently imposed funding constraints. The stop-work order does not apply to the Company’s ongoing Marburg effort funded under the same contract. The stop-work order will remain in effect until September 1, 2012, and prior to that time the DoD will either: (1) terminate the Ebola portion of the contract; (2) cancel the stop-work order; or (3) extend the stop-work order period, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Michael A. Jacobsen
Michael A. Jacobsen
Vice President, Finance and Secretary

Date: August 3, 2012